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                                                                     Exhibit 5.1







                                  June 3, 1997







    (212) 351-4000                                                 C 15566-00022

         Cityscape Financial Corp.
         565 Taxter Road
         Elmsford, NY  10523

                  Re: Proposed Offering of up to 4,140,000 Shares of Common Stock

         Ladies and Gentlemen:

                  We have examined the Registration Statement on Form S-3 (the "Registration Statement"), File No. 333- , of Cityscape Financial Corp., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering from time to time by certain selling security holders (the "Selling Security Holders") of up to 4,140,000 shares (the "Securities") of common stock of the Company, par value $0.01 per share (the "Common Stock") acquired by the Selling Security Holders upon the exercise of certain options to purchase shares of Common Stock .

                  For the purposes of the opinions set forth below, we have examined and are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of Common Stock. In arriving at the following opinions, we have relied, among other things, upon our examination of such corporate records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to
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         Cityscape Financial Corp.
         June 3, 1997
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         original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                  Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined and subject to the receipt from the Commission of an order declaring the Registration Statement Effective, it is our opinion that:

                  1. The Securities acquired by the Selling Security Holders upon the exercise of certain options to purchase shares of Common Stock are validly issued, fully paid and non-assessable.

                  Our opinion is subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, arrangement and other laws affecting creditor's rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers and (ii) the limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, all as in effect as of the date hereof. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.
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         Cityscape Financial Corp.
         June 3, 1997
         Page 3



                                                Very truly yours,



                                            /s/ Gibson, Dunn & Crutcher LLP